Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Announces January 31, 2019 Assets Under Management

Overland Park, KS, Feb. 12, 2019 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported preliminary assets under management of $70.0 billion for the month ended January 31, 2019, compared to $65.8 billion on December 31, 2018.

Assets Under Management

($ in Millions)

	Preliminary
	Month Ended January 31, 2019
	Retail	Institutional	Total

Beginning assets	$62,154	$3,655	$65,809
Net flows	(421)	(28)	(449)
Market action	4,282	352	4,634
Ending assets	$66,015	$3,979	$69,994

Cautionary Statement

The preliminary information included in this news release reflects management’s estimate based on currently available information.  Estimates are subject to change. Accordingly, you should not place undue reliance upon this preliminary information.

Contacts

Investor Contact:

Michael Daley, VP, Corporate Controller & Investor Relations, (913) 236-1795, mdaley1@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

About the Company

Through its subsidiaries, Waddell & Reed Financial, Inc. has provided investment management and financial planning services to clients throughout the United States since 1937.  Today, we distribute our investment products through the unaffiliated channel (encompassing broker/dealer, retirement, and registered investment advisors), our broker-dealer channel (through independent financial advisors), and our Institutional channel (including defined benefit plans, pension plans, endowments and subadvisory relationships).  For more information, visit ir.waddell.com.